UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        EMPIRE FINANCIAL HOLDING COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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                        EMPIRE FINANCIAL HOLDING COMPANY

                       2170 WEST STATE ROAD 434, SUITE 100
                             LONGWOOD, FLORIDA 32779
                             _______________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 10, 2004
                             _______________________

To our Shareholders:

         Our 2004 annual meeting of shareholders will be held at the corporate offices of Empire Financial Holding Company located at 2170 West State Road 434, Suite 100, Longwood, Florida 32779 on Thursday, June 10, 2004, beginning at 10:00 a.m. Orlando, Florida time. At the meeting, shareholders will vote on the following matters:

         1. Election of four directors to hold office until our 2005 annual meeting of shareholders; and

         2. Any other matters that properly come before the meeting.

         Shareholders of record as of the close of business on April 23, 2004 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

                               By Order of the Board of Directors


                               /s/ Kevin M. Gagne

                               Kevin M. Gagne
                               Chairman of the Board and Chief Executive Officer

Longwood, Florida
April 29, 2004

________________________________________________________________________________

                            YOUR VOTE IS IMPORTANT.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.
________________________________________________________________________________

                                TABLE OF CONTENTS

                                                                            PAGE

About the Meeting..............................................................1
         What is the purpose of the Annual Meeting?............................1
         Who is entitled to vote?..............................................1
         Who can attend the meeting?...........................................1
         What constitutes a quorum?............................................1
         How do I vote?........................................................2
         Can I change my vote after I return my proxy card?....................2
         What are the Board's recommendations?.................................2
         What vote is required to approve each item?...........................2
         Who pays for the preparation of the proxy?............................3
Stock Ownership................................................................3
         Who are the largest owners of our stock and how much stock do our directors and executive officers own?........................3
Proposal - Election of Directors...............................................4
Directors......................................................................4
         How are directors compensated?........................................5
         Are there any material legal proceedings to which a director or beneficial owner of more than five percent of our voting
              securities is a party adverse to us?.............................6
         How often did the Board meet during 2003?.............................6
         What committees has the Board established?............................6
Report of the Compensation Committee...........................................8
Report of the Audit Committee.................................................10
Management....................................................................11
Executive Compensation........................................................12
         Employment Contracts and Termination of Employment Arrangements......13
         Indemnification Agreements...........................................15
         Amended and Restated 2000 Incentive Compensation Plan................16
         Equity Compensation Plan.............................................17
         Cancellation of Stock Options and Exchange for Restricted Stock......17
         Option Grants in Fiscal 2003.........................................17
         Repricing of Options/SAR's...........................................18
         Aggregated Option Exercises in 2003 and Fiscal Year-End Option
              Value Table.....................................................18
Corporate Governance..........................................................19
         Independent Directors................................................19
         Audit Committee......................................................21
         Compensation Committee...............................................22
         Nominating Committee and Procedures..................................22
         Code of Ethical Conduct..............................................23
         Personal Loans to Executive Officers and Directors...................23
         Communications with Stockholders.....................................23
Certain Relationships and Related Transactions................................23
Performance Graph.............................................................26
Independent Public Accountants................................................27
Fees paid to our Independent Auditors.........................................27
Other Business................................................................28
Shareholder Proposals.........................................................28

Appendix A - Compensation Committee Charter
Appendix B - Code of Ethical Conduct

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
                       2004 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                        EMPIRE FINANCIAL HOLDING COMPANY

                             _______________________

                                 PROXY STATEMENT
                             _______________________

         This proxy statement contains information related to our annual meeting of shareholders, and any adjournments or postponements thereof, to be held on Thursday, June 10, 2004, beginning at 10:00 a.m. Orlando, Florida time, located at the corporate offices of Empire Financial Holding Company located at 2170 West State Road 434, Suite 100, Longwood, Florida 32779.


                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the annual meeting of shareholders you will vote on the election of directors and any other matters that properly come before the meeting. In addition, our management will report on our performance during 2003 and respond to questions from our shareholders.

WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING?

         Only shareholders of record at the close of business on the record date, April 23, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on the record date at the meeting or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, April 23, 2004, 3,194,450 shares of our common stock held by 38 shareholders of record were issued and outstanding. Proxies received, but marked as abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, but will not be counted as votes cast "for" or "against" any given matter.

         If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board recommends a vote:

         o  FOR the election of the nominated slate of directors.
            See "Proposal - Election of Directors" (page 4).

         The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) is required for the election of directors.

         OTHER ITEMS. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) is required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 5, 2004. You should review this information in conjunction with our Annual Report to Shareholders for the year ended December 31, 2003, which accompanies this proxy statement. Our principal executive offices are located at 2170 West State Road 434, Suite 100, Longwood, Florida 32779 and our telephone number is (407) 774-1300. A list of shareholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

         WE WILL PROVIDE TO THOSE PERSONS THAT MAKE A REQUEST IN WRITING (ATTN:
DONALD A. WOJNOWSKI JR., PRESIDENT) OR BY E-MAIL (DWOJNOWSKI@EMPIRENOW.COM) FREE OF CHARGE OUR ANNUAL REPORT ON FORM 10-K, ANY AMENDMENTS THERETO AND THE FINANCIAL STATEMENTS AND ANY FINANCIAL STATEMENT SCHEDULES FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OUR ANNUAL REPORT ON FORM 10-K AND ANY AMENDMENTS THERETO ARE ALSO AVAILABLE ON THE SECURITIES EXCHANGE COMMISSION WEBSITE AT WWW.SEC.GOV BY SEARCHING THE EDGAR DATABASE FOR OUR FILINGS.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF OUR STOCK AND HOW MUCH STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

         Our voting securities outstanding on April 23, 2004 consisted of 3,194,450 shares of common stock. The following table shows as of April 23, 2004, the amount of voting securities beneficially owned by (i) each of our directors, (ii) each of our executive officers named in the Summary Compensation Table below, (iii) all of our directors and executive officers as a group and
(iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities. Unless otherwise provided, the address of each holder listed under the heading "Common Stock" is c/o Empire Financial Holding Company, 2170 West State Road 434, Suite 100, Longwood, Florida 32779.

                                                        NUMBER OF SHARES
                                                        OWNED SUBJECT TO    TOTAL NUMBER
                                     NUMBER OF SHARES      EXERCISE OF        OF SHARES
                                       BENEFICIALLY        OPTIONS OR       BENEFICIALLY     PERCENTAGE OF
      NAME OF BENEFICIAL OWNER             OWNED            WARRANTS            OWNED         OUTSTANDING
      ------------------------       ----------------   ----------------    ------------     -------------
Kevin M. Gagne (1)...................    2,287,100                --         2,287,100            68.6%
Patrick E. Rodgers...................           --           100,000           100,000             3.0%
Donald A. Wojnowski Jr. (2)..........      107,500           325,000           432,500            12.3%
Henry N. Dreifus                                --            10,000            10,000             0.3%
Bradley L. Gordon (3)                       19,000            10,000            29,000             0.9%
John J. Tsucalas.....................        5,500            10,000            15,500             0.5%
Shepherd Large Cap Growth Fund.......      200,000                --           200,000             6.3%
All directors and executive  officers
   as a group (4)....................    2,419,100           455,000         2,874,100            74.9%
______________
* less than 1%

(1) Kevin M. Gagne beneficially owns (a) 2,118,100 shares of our common stock as trustee of the Gagne First Revocable Trust, (b) through an Individual Retirement Account, or IRA, $38,000 of our 10% convertible subordinated debenture, which is convertible into 19,000 shares of our common stock as determined by dividing $38,000 by the conversion price of $2.00, and (c) 10,000 shares of Series A Preferred Stock, par value $.01 per share which is convertible into 150,000 shares of our common stock as determined by dividing the issue price of $30.00 per share by the conversion price of $2.00.

(2) Donald A. Wojnowski, Jr. beneficially owns through a retirement account 7,500 shares of our common stock.

(3) Bradley L. Gordon beneficially owns, through an IRA, $38,000 of our 10% convertible subordinated debenture, which is convertible into 19,000 shares of our common stock as determined by dividing $38,000 by the conversion price of $2.00

(4) Kevin M. Gagne, Donald A. Wojnowski, Jr. and Bradley L. Gordon beneficially own our common stock as set forth in notes 1, 2 and 3 above.


                        PROPOSAL - ELECTION OF DIRECTORS

         Our Bylaws provide that the number of directors constituting the Board of Directors shall be no less than two nor more than ten, with the exact number of directors to be fixed from time to time in the manner provided in our Bylaws. Our Bylaws provide that the number of directors shall be fixed from time to time by a majority vote of our directors. Each director elected at the annual meeting will serve a one year term.

         The Board has nominated each of Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon and John J. Tsucalas to be elected as a director at the annual meeting. Messrs. Dreifus, Gagne, Gordon and Tsucalas are currently serving as our directors and their terms expire at the Annual Meeting or until his successor is duly elected and qualified. We expect that our director nominees will be available for election, but if any of them should become unavailable to stand for election at any time before the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

                                    DIRECTORS

         Our director nominees, current directors and/or executive officers, their ages and their term of office as of April 23, 2004 are as follows:

     NAME               AGE       TERM OF OFFICE              POSITION
     ----               ---       --------------              --------

Kevin M. Gagne          44            Annual           Chairman of the Board and
                                                       Chief Executive Officer

Henry N. Dreifus        43            Annual           Director

Bradley L. Gordon       51            Annual           Director

John J. Tsucalas        63            Annual           Director

         Kevin M. Gagne is our chairman of the board and chief executive officer. Mr. Gagne is also the President of Empire Financial Group, Inc., which he co-founded in 1990, one of our wholly-owned subsidiaries. Mr. Gagne served as our Co-Chief Executive Officer and Co-Chairman of the Board from our inception in February 2000 until June 2003, at which time Mr. Gagne was elected sole Chief Executive Officer and Chairman of the Board.

         Henry N. Dreifus became a director of our company in June 2003. In 1992, Mr. Dreifus founded Dreifus Associates Limited, Inc., a card technology and architecture design, development and integration organization, and has served as its Chief Executive Officer since its inception. Mr. Dreifus has over 20 years experience in the field including extensive experience on strategic engagements using all types of card technologies ranging from magnetic, optical and intelligent (smart card) for financial, security, consumer marketing and information applications. Mr. Dreifus is also a founding director of the Smart Card Industry Association and is a delegate to the International Standards Organization (ISO) and the American National Standards Institute (ANSI) developing worldwide standards for the smart card.

         Bradley L. Gordon became a director of our company in June 2003. Since April 2000, Mr. Gordon has been the managing member of Concept Acquisitions LLC, an international franchise management and holding company. From September 1997 to April 2000, Mr. Gordon was a director and the chief operating officer of Ultimate Franchise Systems, Inc. In addition, Mr. Gordon has held various executive management positions within various private and public retail and wholesale service companies. Mr. Gordon's responsibilities have encompassed strategic planning, management and profit responsibility of multi-billion dollar organizations. Mr. Gordon has also been directly involved with and responsible for the growth of start up companies through the maturity and final consolidation stages of their life cycles.

         John J. Tsucalas became a director of our company upon completion of our initial public offering in April 2002. From February 2000 until November 2003, Mr. Tsucalas served as Chief Executive Officer and Chief Financial Officer of Littlefield Adams & Company, a company engaged in the sale of men's apparel. He held these positions on an interim basis from July 1999 to February 2000. Since 1979, Mr. Tsucalas has operated his own corporate financial services company, John James Tsucalas & Co. He is a chartered financial analyst.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

HOW ARE DIRECTORS COMPENSATED?

         COMPENSATION. Non-affiliated directors receive annual compensation in the amount of (i) $5,000 per year in cash to be paid by us quarterly in arrears (pro-rated for partial periods served by any non-affiliate director), (ii) $500 in cash for attendance at meetings of the Board of Directors and (iii) $250 in cash for attendance at meetings of any committees of the Board of Directors. However, neither affiliated directors nor directors who are also employed by us receive any fee or compensation for their services as directors. All members of the Board of Directors receive reimbursement for reasonable travel-related expenses actually incurred in connection with their attendance at meetings of the Board of Directors.

         OPTIONS. Directors are eligible to receive options under our Amended and Restated 2000 Incentive Compensation Plan. Additionally, upon a person's election as a non-affiliated director, such non-affiliated director is automatically granted an option to purchase 10,000 shares of our common stock, as well as an automatic annual grant of an option to purchase 10,000 shares of our common stock on each anniversary of the date such non-affiliated director was first elected as one of our directors.

ARE THERE ANY MATERIAL LEGAL PROCEEDINGS TO WHICH A DIRECTOR OR BENEFICIAL OWNER OF MORE THAN FIVE PERCENT OF OUR VOTING SECURITIES IS A PARTY ADVERSE TO US?

         There are no material legal proceedings to which a director or beneficial owner of more than five percent of our voting securities is a party adverse to us.

HOW OFTEN DID THE BOARD MEET DURING 2003?

         During 2003, the Board of Directors held seventeen meetings. During 2003, each director attended more than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has a standing Audit Committee and Compensation Committee. We do not have a nominating committee. Our Board of Directors performs the functions of a nominating committee. Therefore, we do not have a nominating committee charter. The Board of Directors believes that it is appropriate at this time for us not to have a separate nominating committee since three of the four members of the Board of Directors are independent, as such term is defined in the American Stock Exchange's listing standards. Nominations must be approved by a majority of our Board of Directors, which necessitates that a majority of our independent directors approve such nominations. When nominating persons to a board position, the Board of Directors adopts a formal written board resolution addressing the nominations process and such related matters as may be required under Securities and Exchange Commission, or SEC, rules and the American Stock Exchange's corporate governance requirements.

         AUDIT COMMITTEE

         We have an Audit Committee whose members as of December 31, 2003, were Henry N. Dreifus, Bradley L. Gordon and John J. Tsucalas. Mssrs. Dreifus and Gordon were elected as members of the Audit Committee effective as of June 19, 2003. Mssrs. Gregory M. Misiak and James J. Schweiger served on the Audit Committee during the year 2003 from January 1, 2003 until February 7, 2003. The Board of Directors served as the Audit Committee from February 7, 2003 until Mssrs. Dreifus and Gordon joined the Audit Committee in June 2003.

         In the Board of Directors' business judgment, we believe Messrs. Dreifus, Gordon and Tsuculas meet the definition of an "independent director" under Securities and Exchange Commission, or SEC, rules and as that term is currently defined in the American Stock Exchange's listing standards described below. The Board of Directors has further determined that there is at least one financial expert serving on the Audit Committee. The financial expert serving on the Audit Committee is John J. Tsucalas.

         The Audit Committee held nine meetings during 2003. The Audit Committee is responsible for the appointment, compensation and dismissal of our independent public accountants. The Audit Committee reviews with the independent public accountants the plans and results of the audit engagement, approves allowable non-audit professional services provided by the independent public accountants and reviews our significant accounting policies and the adequacy of our internal accounting controls.

         The duties and responsibilities of the Audit Committee include (i) the appointment of our auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all related auditing matters. The Audit Committee is governed by a charter. We do not make our Audit Committee charter available on our website at this time. However, for those persons that make a request in writing (Attn: Donald A. Wojnowski Jr., President) or by e-mail (dwojnowski@empirenow.com), we will provide free of charge our Audit Committee charter. Our Audit Committee charter is also available on the Securities Exchange Commission website at www.sec.gov by searching the EDGAR database for our company's filings.

         COMPENSATION COMMITTEE

         The Board of Directors created a Compensation Committee, effective as of August 29, 2003. The Compensation Committee consists of Messrs. Dreifus, Gordon and Tsucalas. During 2003, the Compensation Committee held one meeting. The Compensation Committee reviews and approves the compensation of our executive officers and administers our stock option plan. This committee is governed by a charter, which is included as Appendix A to our Proxy Statement in connection with this year's Annual Meeting. We do not make our compensation committee charter available on our website at this time. However, for those persons that make a request in writing (Attn: Donald A. Wojnowski Jr., President) or by e-mail (dwojnowski@empirenow.com), we will provide free of charge our compensation committee charter.

         THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE, THE REPORT OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE EITHER REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

                      REPORT OF THE COMPENSATION COMMITTEE

         COMPENSATION PHILOSOPHY AND REVIEW. Our compensation philosophy for executive officers serves two principal purposes:

         o to provide a total compensation package for officers that is competitive and enables us to attract and retain key executive and employee talent needed to accomplish our long-term business objectives; and

         o to directly link compensation to improvements in our performance and increases in stockholder value as measured principally by the attainment of positive earnings before interest, taxes, depreciation and amortization, or EBITDA, the trading price of our common stock and an individual's contribution and personal performance.

         The compensation committee reviews, recommends and approves changes to our compensation policies and benefits programs, administers our stock option plans, including approving stock option grants, and otherwise seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented.

         ELEMENTS OF EXECUTIVE OFFICER COMPENSATION. Our executive compensation consists primarily of base salary, health insurance and similar benefits, cash bonuses, the award of stock options and restricted stock designed to provide long-term incentive and eligibility to participate in compensation and benefit programs available to other employees, including our Amended and Restated 2000 Incentive Compensation Plan. In addition, the compensation committee may recommend the grant of discretionary bonuses to our executive officers. The compensation committee believes that in the highly competitive, emerging markets in which we operate, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and stockholder long-term interests. In addition, the compensation committee believes that the compensation paid to our executives is within the range of compensation paid to similarly situated executives at other companies in similar industries or at companies having similar market capitalization. Given our executive officers' compensation, our compensation committee does not believe that it is necessary to incur the expense of formal studies or market analysis.

         OFFICER SALARIES. The compensation committee reviews the annual salary of the executive officers, including the Chief Executive Officer, the Chief Financial Officer and the President. In determining the appropriate salary levels, the compensation committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant markets for executive talent. The compensation committee did not approve executive officer salary increases for fiscal 2003 for the executive officers. The final determination, after reviewing these factors, was subjective.

         We have existing employment agreements with our Chief Executive Officer, President and Chief Financial Officer. See "Executive Compensation - Employment Contracts and Termination of Employment Arrangements" on page 13. All aspects of our Chief Executive Officer's and President's fiscal year 2003 compensation were governed by such employment agreements, including any grant of options to purchase shares of our common stock. Our current Chief Financial Officer was hired in January 2004 and we entered into an employment agreement with him. See "Executive Compensation - Employment Contracts and Termination of Employment Arrangements" on page 13.

         STOCK OPTION GRANTS AND RESTRICTED STOCK. We have utilized long-term equity compensation as an important element for compensating and providing incentives to our executive officers. We have entered into employment agreements with our Chief Executive Officer, President and Chief Financial Officer, which provide for incentive compensation, including grants of options to purchase shares of our common stock. See "Executive Compensation - Employment Contracts and Termination of Employment Arrangements" on page 13. In determining the size of stock option grants, the compensation committee considers various subjective factors primarily relating to the responsibilities of the individual officers and their expected future contributions as well as the number of shares owned by such officer or which continue to be subject to vesting under outstanding options. The compensation committee also examines the level of equity incentives held by each officer relative to the other officers' equity positions along with their tenure, responsibilities, experience and value to us. For additional information regarding the grant of options during fiscal year 2003, see the table under the section heading "Option Grants in Fiscal Year 2003" on page 17 below.

         ANNUAL CASH BONUSES. Annual cash bonus awards are based on both individual performance and our performance. In considering performance, earnings, revenues and financial condition are considered. Additionally, bonus awards vary depending on the officer's base salary. The amount of any bonus is not tied to specific performance criteria, but is also subjectively determined based upon an analysis of the aforementioned factors. For information regarding the grant of bonuses during fiscal year 2003, see the table under the section heading "Executive Compensation - Summary Compensation Table" on page 12 below.

         SUMMARY. The compensation committee believes that our compensation programs are competitive with those of similar companies.

         Submitted by the Compensation Committee of the Board of Directors.

                      MEMBERS OF THE COMPENSATION COMMITTEE

           Henry N. Dreifus, Bradley L. Gordon and John J. Tsucalas.

                          REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by our board of directors, the audit committee's role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee presently consists of three members, each of whom has been determined in the Board's business judgment to be "independent" as that term is defined in Section 121(A) of the American Stock Exchange's listing standards. Although management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, the Audit Committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to retain, review fee arrangements with and, if necessary, dismiss, our independent auditors. A full description of the Audit Committee's primary responsibilities, operating principles and relationship with internal and external auditors is contained in the Charter of the Audit Committee adopted by our board of directors. The Audit Committee held nine meetings during 2003.

         A copy of the audit committee's written charter is not available on our website at this time. However, for those persons that make a request in writing (Attn: Donald A. Wojnowski Jr., President) or by e-mail (dwojnowski@empirenow.com), we will provide free of charge our Audit Committee charter. Our Audit Committee charter is also available on the Securities Exchange Commission website at www.sec.gov by searching the EDGAR database for our company's filings.

         Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of our financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those annual financial statements. It is the audit committee's responsibility to monitor and review these processes. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of our employees and it may not be, and may not represent itself to be or serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact "independent."

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the year ended December 31, 2003, with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for the year ended December 31, 2003, with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the auditors' judgments as to the quality, not just the acceptability, of our application of GAAP. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the auditors' independence. The audit committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants' independence.

         The audit committee also discussed with management the process used to support certifications by our chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003, as amended by our First Amendment to Annual Report on Form 10-K/A filed with the Securities and Exchange Commission for the year ended December 31, 2003. Submitted by the Audit Committee of the Board of Directors.

                               THE AUDIT COMMITTEE

            Henry N. Dreifus, Bradley L. Gordon and John J. Tsucalas

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Our executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors. The following sets forth certain information with respect to our executive officers (other than such information regarding Kevin M. Gagne, our Chairman and Chief Executive Officer, which was disclosed under "Election of Directors" above):

     NAME                 AGE      TERM OF OFFICE             POSITION
     ----                 ---      --------------             --------

Donald A. Wojnowski Jr.   44           Annual            President

Patrick E. Rodgers        63           Annual            Chief Financial Officer
                                                          and Secretary

         Donald A. Wojnowski Jr. was elected as our President in May 2003. Prior to holding his current position, Mr. Wojnowski was our Vice President of Business Development, a position he held from September 1999 until February 2003. Mr. Wojnowski joined us in 1993.

         Patrick E. Rodgers was elected as our Chief Financial Officer and Secretary in March 2004. Mr. Rodgers has over 40 years of diversified financial, accounting and tax experience. As a practicing certified public accountant, Mr. Rodgers has served as a business consultant and financial officer in both publicly and privately held companies. From January 2001 through February 2004, Mr. Rodgers served as Director of Taxes and Business Consulting for Ohab and Company PA, a full service certified public accounting firm. From December 1999 until January 2001, Mr. Rodgers served as Chief Financial Officer for Advantage Trading Group, Inc. (a former wholly owned subsidiary of ours), and from September 1998 through November 1999, Mr. Rodgers served as Vice President-Finance and Chief Financial Officer of PowerAdz.com, an internet advertising company.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the years ended December 31, 2003, 2002 and 2001, the aggregate compensation awarded to, earned by or paid to our Chief Executive Officer and each other executive officer earning in excess of $100,000 during fiscal year 2003 (collectively, the "named executive officers"). We did not offer stock appreciation rights or make any long-term incentive plan payouts during these three fiscal years.

                                        SUMMARY COMPENSATION TABLE
                                                                                  LONG TERM COMPENSATION
                                                 ANNUAL COMPENSATION            --------------------------
                                        ------------------------------------                    SECURITIES
           NAME AND                                             OTHER ANNUAL     RESTRICTED     UNDERLYING
      PRINCIPAL POSITION        YEAR     SALARY      BONUS      COMPENSATION    STOCK AWARDS      OPTIONS
      ------------------        ----     ------      -----      ------------    ------------      -------
Kevin M. Gagne(1)............   2003    $285,862          --            --          --            100,000
 Chief  Executive Officer and   2002     358,900          --      $432,971          --               --
 Chairman of the Board          2001     108,000    $200,000      $600,000          --               --


Richard L. Goble(2)..........   2003    $125,000          --      $121,624          --               --
 Co-Chief Executive Officer     2002     358,900          --      $432,971          --               --
 and Co-Chairman of the Board   2001     108,000    $200,000      $600,000          --               --

Donald A. Wojnowski Jr.(3)...   2003    $150,000          --      $312,471          --            325,000
 President                      2002    $103,579          --      $471,438          --            200,000
                                2001    $132,024          --      $106,472          --               --
___________

(1) Mr. Gagne served as Co-Chief Executive Officer and Co-Chairman of the Board until May 2003 and thereafter served as Chief Executive Officer and Chairman of the Board.

(2) Mr. Goble served as Co-Chief Executive Officer and Co-Chairman of the Board until May 2003.

(3) Mr. Wojnowski served as Vice President of Business Development from September 1999 through February 2003 and was elected as President in May 2003.

         The "Bonus" for Mr. Gagne in fiscal year 2001 consists of a $200,000 bonus, half of which was paid during 2001 and the other half of which was paid during 2002.

         "Other Annual Compensation" for Mr. Gagne consists of distributions to him as a shareholder related to his tax liability for our taxable income for the prior calendar year.

         "Other Annual Compensation" for Mr. Goble (a) during calendar year 2003 relates to (i) payment for legal expenses incurred by Mr. Goble during such year in an amount equal to $84,624 and (ii) a payment in the amount of $67,000 related to his estimated tax liability for our taxable income for 2002 that was not repaid to us after a final determination was made that we had no tax liability for 2002, and (b) during calendar years 2001 and 2002 includes distributions to him as a shareholder related to his tax liability for our taxable income for the prior calendar year.

         "Other Annual Compensation" for Mr. Wojnowski consists of brokerage commissions.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         We have an employment agreement with Kevin M. Gagne, which provides that he shall serve as our chairman of the board and chief executive officer (the "Gagne Employment Agreement"). The Gagne Employment Agreement provides for annual base compensation of $175,000, effective July 1, 2003 through the term of Mr. Gagne's employment, and further provides for incentive and other compensation and benefits, as determined by the Compensation Committee.

         The Gagne Employment Agreement has an initial term expiring on December 31, 2005. Beginning on January 1, 2003, and each following January 1, the term of the Gagne Employment Agreement will automatically extend for one additional year unless we give written notice of termination to Mr. Gagne not later than at least 180 days prior to that date. A determination not to extend the Gagne Employment Agreement must be made by a majority of the Board of Directors. The Gagne Employment Agreement may also be terminated by us for cause after a conviction of (and such conviction is sustained on all appeals) or the entry of a plea of guilty by Mr. Gagne to a felony, if Mr. Gagne materially breaches the agreement and such breach is not cured within ten days, if Mr. Gagne commits any act or omission constituting willful misconduct, gross negligence, fraud, misappropriation, embezzlement or competitive business activities which we believe could cause us material harm. Termination for cause would be immediate and we would have no further obligations to Mr. Gagne under the Gagne Employment Agreement after such termination.

         We may also terminate Mr. Gagne's employment as a result of his disability, as defined in the Gagne Employment Agreement. In the event we terminate the Gagne Employment Agreement because of Mr. Gagne's disability, we must pay Mr. Gagne his base salary until the earlier of nine months after his termination or the date on which his long-term disability insurance payments begin. Mr. Gagne may terminate his employment agreement at any time upon 90 days prior written notice. If Mr. Gagne terminates his employment agreement because he is assigned duties that are materially inconsistent with his current position, because of our material breach of such agreement or as a result of a change in control or if we terminate the agreement without cause, then we must compensate him for the remainder of Mr. Gagne's employment term.

         The Gagne Employment Agreement contains confidentiality provisions and also non-competition provisions during the term of the agreement and for two years thereafter, which prohibits Mr. Gagne from engaging in the securities brokerage business in the State of Florida or through the Internet.

         We have also entered into an employment agreement with Donald A. Wojnowski Jr., which provides that he shall serve as our President (the "Wojnowski Employment Agreement"). The Wojnowski Employment Agreement provides for annual base compensation of $150,000 and also provides incentive and other compensation and benefits to Mr. Wojnowski. Additionally, Mr. Wojnowski received a 100,000 share restricted stock grant as well as 200,000 stock options under the Amended and Restated 2000 Incentive Compensation Plan which vested immediately and 125,000 stock options under the Amended and Restated 2000 Incentive Compensation Plan which vest in three equal annual installments commencing on June 19, 2004.

         The Wojnowski Employment Agreement has an initial term expiring on June 14, 2006, and automatically extends until either party provides 90 days prior written notice of termination. We may terminate the Wojnowski Employment Agreement for cause, which means a material breach of the agreement by Mr. Wojnowski that is not cured within 10 days of receipt of notice from us, indictment by Mr. Wojnowski for a criminal felony or a material breach of Mr. Wojnowski's representation that his performance under the agreement does not violate any other agreement under which he is bound. Termination for cause would be immediate and we would have no further obligations to Mr. Wojnowski under the Wojnowski Employment Agreement after such termination.

         We also can terminate the Wojnowski Employment Agreement upon Mr. Wojnowski's disability as defined in the Wojnowski Employment Agreement. Either party may terminate the Wojnowski Employment Agreement upon 90 days prior written notice. In the event we terminate the Wojnowski Employment Agreement without cause, we will pay Mr. Wojnowski his base salary or the then remaining term of the agreement. If Mr. Wojnowski terminates the Wojnowski Employment Agreement for good reason, which means a termination resulting from our material breach or otherwise occurring within three months of a change in control as defined in the Wojnowski Employment Agreement, we will pay him his base salary for the remaining term of the agreement. The Wojnowski Employment Agreement contains confidentiality provisions and non-competition provisions during the term of the agreement and for three years thereafter.

         We have also entered into an employment agreement with Patrick E. Rodgers, which provides that Mr. Rodgers shall serve as our Chief Financial Officer (the "Rodgers Employment Agreement"). The Rodgers Employment Agreement provides for annual base compensation of $75,000, during the first year of employment and $85,000, during the second year of employment and further provides incentive and other compensation and benefits. Additionally, Mr. Rodgers was granted an option to purchase 100,000 shares of our common stock, par value $.01 per share, under the Amended and Restated 2000 Incentive Compensation Plan, 50% of which vested immediately upon Mr. Rodgers execution of the Rodgers Employment Agreement and the remainder of which vests equally over the initial two-year employment period.

         The Rodgers Employment Agreement has an initial term expiring on January 31, 2006, and automatically extends until either party provides 30 days prior written notice of termination. Either party may terminate the Rodgers Employment Agreement upon 30 days prior written notice. Additionally, we may terminate the Rodgers Employment Agreement for cause, which means a material breach of the agreement by Mr. Rodgers that is not cured within 10 days of receipt of notice from us, indictment by Mr. Rodgers for a criminal felony or a material breach of Mr. Rodgers' representation that his performance under the agreement does not violate any other agreement under which he is bound. Termination for cause would be immediate and we would have no further obligations to Mr. Rodgers under the Rodgers Employment Agreement after such termination.

         We also can terminate the Rodgers Employment Agreement upon Mr. Rodgers' disability as defined in the Rodgers Employment Agreement. In the event we terminate the Rodgers Employment Agreement upon Mr. Rodgers' disability, we will pay Mr. Rodgers his base salary to the date of disability and the incentive compensation for the then remaining term of the Rodgers Employment Agreement. In the event we terminate the Rodgers Employment Agreement without cause, we will pay Mr. Rodgers his base salary for the then remaining term of the agreement. If Mr. Rodgers terminates the Rodgers Employment Agreement for good reason, which means a termination resulting from our material breach or otherwise occurring within three months of a change in control as defined in the Rodgers Employment Agreement, we will pay him his base salary and the incentive compensation for the remaining term of the agreement. The Rodgers Employment Agreement contains confidentiality provisions and also non-competition provisions during the term of the agreement and for one year thereafter.

INDEMNIFICATION AGREEMENTS

         We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify them against certain liabilities and expenses in proceedings other than those we bring against them that they become involved in because of their status as a director, officer or agent of ours. In order to be entitled to indemnification, they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceedings, had no reasonable cause to believe their conduct was unlawful. With respect to any action brought by us or in our right, a director or executive officer will also be indemnified, to the extent not prohibited by law, for liabilities and expenses they reasonably incur if a court determines they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests. Under the terms of the agreement, no legal action can be brought by us or on our behalf against a former officer or director more than two years after the officer or director has ceased serving us in that capacity, if the action would give rise to a claim for indemnification.

AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

         Effective as of June 19, 2003, the Empire Financial Holding Company Amended and Restated 2000 Incentive Compensation Plan (the "Plan") was adopted. The Plan is designed to serve as an incentive for retaining qualified and competent directors, employees, consultants and advisors. Stock options, stock appreciation rights and restricted stock options will be granted to certain persons in proportion to their contributions to our overall success as determined by the board of directors, or committee thereof, in their sole discretion.

         Our board of directors, or a committee thereof, administers and interprets the Plan and is authorized to grant options to all eligible employees, directors and executive officers (whether current or former employees), as well as consultants and independent contractors. The Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-statutory stock options. Incentive stock options may only be granted, however, to employees. Options can be granted under the Plan on the terms and at the prices determined by the board of directors, or a committee thereof, except that the per share exercise price of incentive stock options granted under the Plan will not be less than the fair market value of the common stock on the date of grant and, in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of the fair market value as defined in the Plan.

         Options under the Plan that would otherwise qualify as incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of the shares covered by the incentive stock options which are exercisable for the first time by any individual during any calendar year exceeds $100,000.

         Options and stock appreciation rights granted under the Plan would not be exercisable after the period or periods specified in the option agreement. Options and stock appreciation rights granted under the Plan are exercisable no later than ten years from the date of the grant; provided that, with respect to an incentive stock option or a related stock appreciation right granted to a 10% shareholder, such option or right is exercisable no later than five years from the date of the grant. Incentive stock options are not transferable except by will or the laws of descent and distribution. Adjustments in the number of shares subject to options and stock appreciation rights granted under the Plan can be made by the board of directors or the appropriate committee in the event of a stock dividend or re-capitalization resulting in a stock split-up, combination or exchange of shares. The maximum number of shares which may be granted as restricted stock or underlying stock options or stock appreciation rights is 2,000,000.

         For each grant of restricted stock under the Plan, there shall be established a restricted period, which shall be no less than three months and no greater than five years and which may vary among the recipients of the restricted stock. Shares of restricted stock cannot be sold or otherwise transferred during the restricted period, but otherwise the holder of restricted stock shall have the same rights as all of our other shareholders. In the event that a holder of restricted stock leaves our employment during the restricted period (other than as a result of death or disability), then all shares of restricted stock that are still subject to the restrictions shall be forfeited and returned to us. If a holder is terminated as an employee by us without cause or by mutual agreement between the holder and us, then the administrator of the Plan, in its discretion, may release some or all of the shares from the restrictions.

EQUITY COMPENSATION PLAN

         The following table provides information as of December 31, 2003, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

                                   EQUITY COMPENSATION PLAN INFORMATION
                                                                                      NUMBER OF SECURITIES
                                                                                      REMAINING AVAILABLE
                                                                                      FOR FUTURE ISSUANCE
                                      NUMBER OF SECURITIES                                UNDER EQUITY
                                        TO BE ISSUED UPON      WEIGHTED-AVERAGE        COMPENSATION PLANS
                                           EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                      OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,       REFLECTED IN
          PLAN CATEGORY               WARRANTS AND RIGHTS     WARRANTS AND RIGHTS         COLUMN (A))
          -------------               --------------------    --------------------    --------------------
                                              (A)                     (B)                     (C)
Equity compensation plans approved
  by security holders.............          380,100                  $1.15                 1,225,400
Equity compensation plans not
  approved by security holders(1)              --                      --                       --
                                            -------                  -----                 ---------
Total.............................          380,100                  $1.15                 1,225,400
                                            -------                  -----                 ---------

CANCELLATION OF STOCK OPTIONS AND EXCHANGE FOR RESTRICTED STOCK

         In connection with our initial public offering, certain employees, officers and other individuals were granted options (the "IPO Options") to purchase our common stock. Each IPO Option entitled the holder thereof to purchase one share of our common stock at an exercise price of $6.00 per share. In June 2003, we offered the holders of the IPO Options the opportunity to exchange voluntarily their IPO Options for restricted stock issued under our Amended and Restated 2000 Incentive Compensation Plan at an exchange ratio equal to ten IPO Options for two shares of restricted stock (the "Exchange Offer"). Most IPO Option holders accepted our Exchange Offer, including John J. Tsuculas, one of our directors, who exchanged 20,000 IPO Options for 4,000 shares of restricted common stock.

OPTION GRANTS IN FISCAL 2003

         The following table sets forth each grant of stock options during the fiscal year ended December 31, 2003 to each of the named executive officers. No stock appreciation rights were granted to these individuals during that year.

                                         INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                       % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                         NUMBER OF      OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                         SECURITIES    GRANTED TO                                STOCK PRICE APPRECIATION
                         UNDERLYING    EMPLOYEES    EXERCISE OR                    FOR OPTION TERM (1)
                          OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION   --------------------------
           NAME           GRANTED         YEAR      (PER SHARE)       DATE          5%            10%
           ----           -------         ----      -----------       ----         ----          -----
Kevin M. Gagne            100,000         14.2%        $1.12        exercised        --            --
Donald A. Wojnowski Jr.   125,000         17.7%        $2.00        6/19/2013    $407,500      $648,750
                          200,000         28.4%        $1.12        6/19/2013    $364,000      $580,000

 ------------
(1) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise. Therefore, the value realized may not be equal to or near the potential realizable value as calculated in this table.

REPRICING OF OPTIONS/SAR'S

         In June 2003, we cancelled fully vested stock options to purchase an aggregate of 200,000 shares of our common stock (the "Original Options") with an exercise price of $6.00 per share that were granted to Donald A. Wojnowski . At the same time as such cancellation and in connection with the cancellation of the Original Options and as part of Mr. Wojnowski's consideration for accepting his election as our President, we granted to Mr. Wojnowski 200,000 stock options under the Amended and Restated 2000 Incentive Compensation Plan which vested immediately (the "New Options"). The exercise price of the New Options was set by the Compensation Committee at $1.14 per share, which was determined by calculating the average volume weighted price of our common stock during the 30 business days prior to the grant of the New Options.

         The Compensation Committee believes stock options are intended to provide incentives to our officers and employees and are a significant factor in retaining and motivating key employees who are critical to our long-term success. The Compensation Committee believed that, at their exercise price of $6.00 per share, the Original Options did not provide meaningful equity incentive to Mr. Wojnowski. The Compensation Committee authorized the cancellation of the Original Options and the grant of the New Options to Mr. Wojnowski so that he would be appropriately motivated to remain with us and have a meaningful equity incentive. The Compensation Committee also believed that this special option transaction was appropriate in connection with Mr. Wojnowski's election as our President and his greatly expanded responsibilities to us.

         The following table sets forth certain information concerning the cancellation of the Original Options and the granting of the New Options:

                                                                                             LENGTH OF
                                           MARKET PRICE    EXERCISE                       ORIGINAL OPTION
                                NUMBER OF   OF STOCK AT    PRICE AT                       TERM REMAINING
                               SECURITIES   THE TIME OF  THE TIME OF                        AT DATE OF
                               UNDERLYING  REPRICING OR   REPRICING       NEW EXERCISE     REPRICING OF
    NAME            DATE         OPTIONS     AMENDMENT   OR AMENDMENT  PRICE (PER SHARE)     AMENDMENT
    ----            ----         -------     ---------   ------------  -----------------     ---------
Donald A.       June 19, 2003    200,000     $1.75(1)        $6.00           $1.14           5/30/2012
 Wojnowski Jr.
 President

 ------------
(1) The average volume weight price of our common stock during the 30 business days prior to June 19, 2003 was $1.14, which was the basis for determining the exercise price of the New Options.

AGGREGATED OPTION EXERCISES IN 2003 AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning the exercise of stock options by the named executive officers during the fiscal year ended December 31, 2003 and unexercised stock options held by the named executive officers as of December 31, 2003.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                     OPTIONS HELD AS OF        IN-THE-MONEY OPTIONS AS OF
                   SHARES                            DECEMBER 31, 2003              DECEMBER 31, 2003
                 ACQUIRED ON                         -----------------              -----------------
     NAME         EXERCISE     VALUE REALIZED    EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
     ----         --------     --------------    -----------  -------------    -----------  -------------
Kevin M. Gagne    100,000         $33,000            --             --              --           --

                              CORPORATE GOVERNANCE

         We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the AMEX has enacted changes to its corporate governance and listing requirements, which changes have been approved by the Securities and Exchange Commission. In response to these actions, our board of directors has initiated the below actions consistent with certain of the proposed rules.

INDEPENDENT DIRECTORS

         Assuming the election of all of the director nominees at the annual meeting to their seats on our board, a majority of the members of our board of directors will be independent according to the AMEX Corporate Governance rules. In particular, our Board of Directors periodically evaluates the independence of each member of the board of directors.

         The Board analyzes whether a director is independent by evaluating, among other factors, the following:

         1. Whether the member of the Board of Directors has any material relationship with us, either directly, or as a partner, stockholder or officer of an organization that has a relationship with us;

         2. Whether the member of the Board of Directors is a current employee of ours or was an employee of ours within three years preceding the date of determination;

         3. Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of ours or any affiliate of such auditor, or (ii) any former internal or external auditor of ours or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

         4. Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which an executive officer of ours serves on the compensation committee of another company that concurrently employs the member as an executive officer;

         5. Whether the member of the Board of Directors receives any consulting, advisory or other compensatory fee from us, other than in his or her capacity as a member of our Audit Committee, our Board of Directors or any other board committee or fixed amounts of compensation under a retirement plan (including deferred compensation for prior service with us) and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with board or committee membership matters;

         6. Whether the member is an executive officer of ours or owns specified amounts of our securities - for purposes of this determination, a member will not lose his or her independent status due to levels of stock ownership so long as the member owns 10% or less of our voting securities or we determine that this member's ownership above the 10% level does not affect his independence;

         7. Whether an immediate family member of the member of the Board of Directors is a current executive officer of ours or was an executive officer of ours within three years preceding the date of determination;

         8. Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any affiliate of ours or (ii) any former internal or external auditor of ours or any affiliate of ours which performed services for us within three years preceding the date of determination; and

         9. Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate in which an executive officer of ours serves on the compensation committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

         The above list is not exhaustive and the Board considers all other factors which could assist it in its determination that a director has no material relationship with us that could compromise that director's independence.

         As a result of this review, our Board of Directors affirmatively determined that Henry N. Dreifus, Bradley L. Gordon and John J. Tsucalas are independent of us and our management under the standards set forth above. Kevin
M. Gagne is considered an inside director because of his position as our Chief Executive Officer and his ownership of more than 10% of our common stock.

AUDIT COMMITTEE

         Our Audit Committee is comprised of three non-employee members of our Board of Directors. After reviewing the qualifications of the current members of our Audit Committee and any relationships they may have with us that might affect their independence from us, our Board of Directors has determined that:

         (1) all current committee members are "independent" as that concept is defined in the applicable rules and regulations of the AMEX and the Securities and Exchange Commission,

         (2) all current committee members are financially literate, and

         (3) Mr. Tsucalas qualifies as an "Audit Committee financial expert" under the applicable rules of the Securities and Exchange Commission. In making the determination as to Mr. Tsucalas' status as an Audit Committee financial expert, our Board of Directors determined he has accounting and related financial management expertise within the meaning of the aforementioned rules as well as the listing standards of the AMEX.

         Assuming our stockholders elect all of the directors nominated for election at the annual meeting, beginning immediately after the annual meeting, three members of our Board of Directors will meet the appropriate tests for independence according to the AMEX and Securities and Exchange Commission rules. Sweeney, Gates & Co., our independent auditors, reports directly to the Audit Committee. Any allowable work to be performed by Sweeney, Gates & Co. outside of the scope of the regular audit will be pre-approved by the Audit Committee. The Audit Committee will not approve any work to be performed that is in violation of the Securities Exchange Act of 1934, as amended.

         The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers' certifications with the Securities and Exchange Commission to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

         The Audit Committee has through our Audit Committee Charter and our Code of Ethical Conduct enabled confidential and anonymous reporting of improper activities directly to the Audit Committee.

         The Audit Committee is governed by a charter. We do not make our Audit Committee charter available on our website at this time. However, for those persons that make a request in writing (Attn: Donald A. Wojnowski Jr., President) or by e-mail (dwojnowski@empirenow.com), we will provide free of charge our Audit Committee charter. Our Audit Committee charter is also available on the Securities Exchange Commission website at www.sec.gov by searching the EDGAR database for our company's filings.

         Please refer to the Audit Committee Report, which is set forth on page 10, for a further description of the Audit Committee's responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2003.

COMPENSATION COMMITTEE

         Our compensation committee is comprised of three non-employee members of our Board of Directors.

         This committee is governed by a charter, which is included as Appendix A to our Proxy Statement in connection with this year's Annual Meeting. We do not make our compensation committee charter available on our website at this time. However, for those persons that make a request in writing (Attn: Donald A. Wojnowski Jr., President) or by e-mail (dwojnowski@empirenow.com), we will provide free of charge our compensation committee charter.

         Please refer to the Report of the Compensation Committee, which is set forth on page 8, for a further description of the compensation committee's responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to our executive officers for 2003.

NOMINATING COMMITTEE AND PROCEDURES

         Our Board of Directors acts as our nominating committee.

         In its nominations process, the Board of Directors considers candidates for board membership suggested by its members, as well as management and shareholders. The Board also has the sole authority to retain and to terminate any search firm to be used to assist in identifying candidates. While there are no formal procedures for shareholders to recommend nominations, our Board of Directors will consider shareholder recommendations. These recommendations should be submitted to our Secretary in writing with whatever supporting material the shareholder considers appropriate. The Board of Directors will also consider whether to nominate any person nominated by a shareholder under the provision of our bylaws relating to shareholder nominations as described in "Shareholder Proposals" on page 28. The Secretary will submit all shareholder nominations to our Board of Directors for review. The Board will not solicit director nominations.

         Once the Board has identified a prospective nominee, the board will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to it with a recommendation of the prospective candidate, as well as the Board's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the Board determines that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Board.

         The Board also considers other relevant factors as it deems appropriate, including its current composition, the balance of management and independent trustees, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Board determines the nominees.

CODE OF ETHICAL CONDUCT

         We adopted a Code of Ethical Conduct, effective July 2003, which is applicable to all of our directors, executive officers, and employees, including the Chief Executive Officer and Chief Financial Officer. The Code of Ethical Conduct includes provisions applicable to our senior executive officers consistent with the Sarbanes-Oxley Act of 2002. A copy of the Code of Ethical Conduct is included as Appendix B to our Proxy Statement in connection with this year's Annual Meeting. We do not make our Code of Ethical Conduct available on our website at this time. However, for those persons that make a request in writing (Attn: Donald A. Wojnowski Jr., President) or by e-mail (dwojnowski@empirenow.com), we will provide free of charge our Code of Ethical Conduct.

PERSONAL LOANS TO EXECUTIVE OFFICERS AND DIRECTORS

         We comply with and will operate in a manner consistent with recently enacted legislation prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers.

COMMUNICATIONS WITH STOCKHOLDERS

         We have no formal policy regarding attendance by our directors at annual stockholders meetings, although most of our directors have historically attended those meetings. Each of the members on our Board of Directors then-serving on our board attended the 2003 Annual Meeting of Stockholders. Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with the Chairman of our Board of Directors, our non-management directors or the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone. All such concerns not sent directly to board members will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by our chief financial officer in the same way that other concerns are addressed by us.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 31, 2003, we entered into the Settlement Agreement and the Mutual Release with Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon, John J. Tsucalas, The Goble Trust and Richard L. Goble, pursuant to which all outstanding controversies between the parties were settled and each party further agreed to dismiss any and all pending lawsuits between and among one another with prejudice. Additionally, the Mutual Release provides for certain releases by (i) us, on behalf of our self and our officers, directors (excluding Mr. Goble) and employees solely in their capacity as our officers, directors and employees, (ii) Mr. Goble and (iii) the Goble Trust.

         Pursuant to the Settlement Agreement, on November 6, 2003, we repurchased from the Goble Trust and Mr. Goble an aggregate of 2,088,000 shares (the "Goble Shares") of our common stock, $.01 par value per share (our "Common Stock").

         In consideration for the purchase of the Goble Shares and in connection with the execution of the Settlement Agreement, (i) Mr. Goble and the Goble Trust received from us all of the issued and outstanding capital stock of Advantage Trading Group, Inc. and a three year unsecured promissory note in the original principal sum of $400,000 (the "Goble Note"), and (ii) we agreed to assume Mr. Goble's obligation to pay the Assumed G&G Purchase Price (as defined below) to The Gagne First Revocable Trust (the "Gagne Trust").

         Mr. Goble, Mr. Gagne and the Gagne Trust also entered into a Stock Purchase Agreement, dated as of November 6, 2003 (the "G&G Stock Purchase Agreement"), whereby Mr. Goble purchased from the Gagne Trust all of the outstanding capital stock of G & G Holdings, Inc. ("G&G"), a Florida corporation jointly owned by Messrs. Gagne and Goble, for partial consideration to be paid to the Gagne Trust on November 6, 2003, which includes (i) $250,000 in cash,
(ii) a three year unsecured promissory note in the original principal sum of $500,000 (the "Gagne Note"), and (iii) 10,000 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), issued by us (collectively, the "Assumed G&G Purchase Price").

         In connection with our assumption of Mr. Goble's obligation to pay the Gagne Trust the Assumed G&G Purchase Price pursuant to the terms and conditions of the G&G Stock Purchase Agreement, we executed the Gagne Note in favor of the Gagne Trust in the principal sum of $500,000 with simple interest thereon at an annual rate of six percent until December 31, 2004 and nine percent thereafter. The principal amount of the Gagne Note will be payable in monthly installments in the amount of $13,888.89 per installment until the earlier of full repayment of the Gagne Note or November 15, 2006. Additionally, in the event that we receive any proceeds from the issuance of any equity security (other than in connection with the exercise of stock options) or in connection with the incurrence of any indebtedness for money borrowed (excluding indebtedness incurred by us in connection with margin loans to customers), we are required to make principal payments in an aggregate amount equal to 50% of the net proceeds to the Gagne Trust and to the payee of the Goble Note in an amount proportional to the then outstanding principal amount of the Gagne Note and the Goble Note. Further, in the event that we receive any proceeds from the sale, assignment or transfer of our customer accounts, then we shall be obligated to make principal payments to the Gagne Trust and to the payee of the Goble Note simultaneously with the receipt of such proceeds an aggregate amount equal to the net proceeds actually received by us, in an amount proportional to the then outstanding principal amount of the Gagne Note and the Goble Note.

         In connection with our assumption of Mr. Goble's obligation to pay to the Gagne Trust the Assumed G&G Purchase Price pursuant to the terms and conditions of the G&G Stock Purchase Agreement, we also authorized the designation of Series A Preferred Stock and issued 10,000 shares of Series A Preferred Stock to the Gagne Trust. Pursuant to the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock, the Series A Preferred Stock ranks prior to our Common Stock and is convertible into shares of Common Stock as determined by dividing the Series A Preferred Stock issue price of $30.00 per share (the "Series

A Preferred Stock Issue Price") by the Series A Preferred Stock conversion price, which is initially $2.00. Holders of Series A Preferred Stock are entitled to receive cumulative dividends at the annual rate per share of nine percent of the Series A Preferred Stock Issue Price. Additionally, upon our liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock shall be entitled to be paid $30.00 per share of such stock (as adjusted for any stock dividends, combinations, splits or similar events on the Series A Preferred Stock), plus a cash amount equal to all accrued and unpaid dividends on such shares. Subject to earlier conversion, on November 1, 2008, we may redeem, at our sole option, shares of the Series A Preferred Stock.

         As summarized above, in partial consideration for the purchase of the Goble Shares and in connection with the execution of the Settlement Agreement, we executed the Goble Note in favor of Mr. Goble and the Goble Trust in the principal sum of $400,000 with simple interest thereon at an annual rate of six percent until December 31, 2004 and nine percent thereafter. The principal amount of the Goble Note will be payable in monthly installments in the amount of $11,111.11 per installment until the earlier of full repayment of the Goble Note or November 15, 2006. Additionally, the Goble Note has provisions for mandatory principal repayment identical to the provisions contained in the Gagne Note, which provisions are summarized above.

PERFORMANCE GRAPH

         The following graph presents our total return to our stockholders for the period April 9, 2002 to December 31, 2003. Our common stock is compared to stocks traded on the American Stock Exchange and a peer group. Our peer group of companies were those companies with a Standard Industrial Classification, or SIC, number between 6200 and 6299 over the same period. Companies with an SIC number between 6200 and 6299 are generally security and commodities brokers, dealers, exchanges and flotation companies. The information contained in this graph is not necessarily indicative of our future performance.

            COMPARISON OF 2002-2003 CUMULATIVE TOTAL RETURNS (LOSSES)

         ____________________________________________________________



                               [GRAPHIC OMITTED]


         ____________________________________________________________

                                     LEGEND

Center for Research in Security
 Prices Total Returns Index for:     April 2002(1)  June 2002(2)  Dec. 2002(3)  June 2003(4)  Dec. 2003(5)
 ------------------------------      -------------  ------------  ------------  ------------  ------------
  Empire Financial Holding Company     $ 100.00       $ 74.80       $ 17.20       $ 31.10       $ 22.40
  AMEX Stock Market (US Companies)     $ 100.00       $ 90.40       $ 81.90       $ 95.10       $110.80
  AMEX Stocks (SIC 6200-6299 US        $ 100.00       $ 92.00       $ 85.50       $101.90       $ 99.40
   Companies)
_____________

(1) Assumes $100.00 invested at the close of trading on April 9, 2002.

(2) Value of the $100.00 initially invested at the close of trading on April 9, 2002 as of June 28, 2002.

(3) Value of the $100.00 initially invested at the close of trading on April 9, 2002 as of December 31, 2002.

(4) Value of the $100.00 initially invested at the close of trading on April 9, 2002 as of June 30, 2003.

(5) Value of the $100.00 initially invested at the close of trading on April 9, 2002 as of December 31, 2003.

Notes:

   o The lines represent monthly index levels derived from compounded daily returns that include all dividends.

   o The indexes are re-weighted daily, using the market capitalization on the previous trading day.

   o If the monthly interval, based on the fiscal year-end, is not a trading day, the previous trading date is used.

   o SIC 6200-6299 = Security and commodities brokers, dealers, exchanges, and flotation companies, among others.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of our equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written or oral representations that no other reports were required for such persons, our officers, directors and greater than 10% beneficial owners are in compliance with all applicable Section 16(a) filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Sweeney, Gates & Co. has served as our independent public accountants since 1999. We do not anticipate that representatives of Sweeney, Gates & Co. will be present at the Annual Meeting.

                      FEES PAID TO OUR INDEPENDENT AUDITORS

         The rules of the SEC require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal years ended December 31, 2003 and December 31, 2002.

AUDIT FEES.

         The aggregate fees billed for professional services rendered by Sweeney, Gates & Co. for the audit of our annual financial statements and for the review of our interim financial statements, which are included in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, and services that are normally provided by Sweeney, Gates & Co. in connection with statutory and regulatory filings or engagements for fiscal year 2003 are $67,364 and for fiscal year 2002 were $175,534.

AUDIT-RELATED FEES.

         The aggregate fees for assurance and related services by Sweeney, Gates & Co. that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees above for fiscal year 2003 are approximately $1,605 and for fiscal year 2002 were $62,274.

TAX FEES.

         The aggregate fees billed for professional services by Sweeney, Gates & Co. for tax compliance, tax advise and tax planning for fiscal year 2003 are $10,632 and for fiscal year 2002 were $9,285.

ALL OTHER FEES.

         There were no fees billed in 2003 or 2002 for products and services provided by Sweeney, Gates & Co. other than services reported under Audit Fees, Audit-Related Fees or Tax Fees above.

                                 OTHER BUSINESS

         We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS

         Shareholders interested in presenting a proposal for consideration at our 2005 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than January 31, 2005.

         After the January 31, 2005 deadline, a shareholder may present a proposal at our 2005 annual meeting of shareholders if it is submitted to our Secretary at the address below, but we are not obligated to present the matter in our proxy materials. If the proposal is submitted after January 31, 2005, our proxies will have discretionary authority to vote on such proposal.

         Our 2005 annual meeting of shareholders is expected to be held no later than June 10, 2005. If the date of next year's annual meeting is changed by more than 30 days from June 10, 2005, then any proposal must be received not later than ten days after disclosure of the meeting date is made if such proposal is to be included in our proxy materials.

         Any shareholder proposals should be addressed to Patrick E. Rodgers, Secretary of Empire Financial Holding Company, at 2170 West State Road 434, Suite 100, Longwood, Florida 32779.


                                        /s/ Kevin M. Gagne

                                        Kevin M. Gagne
                                        Chairman of the Board and
                                        Chief Executive Officer

Longwood, Florida
April 29, 2004

                                                                      APPENDIX A

                        EMPIRE FINANCIAL HOLDING COMPANY
                         COMPENSATION COMMITTEE CHARTER

ORGANIZATION

         The Compensation Committee (the "Committee") shall be composed of at least three directors, each of whom will meet the independence requirements of the American Stock Exchange LLC (or any other regulatory requirements) as the Board of Directors (the "Board") of Empire Financial Holding Company, a Florida corporation (the "Company"), determines in its business judgment. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision of the Code, unless administration of the Company's incentive plans by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code. Each member of the Committee shall serve at the pleasure of the Board.

         One member of the Compensation Committee will be appointed by the Company's Board of Directors as its Chairperson who will be responsible for scheduling of regular and special meetings and the function of the Committee.

RESPONSIBILITIES:

         1. Approving and overseeing administration of the Company's executive compensation program and employee benefit programs;

         2. Reviewing and approving the annual salary, bonus, stock options and other benefits of the Chief Executive Officer (the "CEO");

         3. Reviewing and approving the CEO's determinations regarding competitive compensation for other executive officers of the Company taking into account the CEO's broad discretion in this regard;

         4. Advising the Board regarding compensation of the Company's directors;

         5. Structuring components of compensation, including incentive and equity-based plans, to permit the Company to be competitive with its key competitors;

         6. Ensuring that the CEO's compensation is related to personal and corporate performance and aligned with shareholder interest;

         7. Determining how corporate performance should be measured and rewarded;

         8. Approving a compensation package that will enable the corporation to attract, retain and motivate the CEO and, in turn, create an environment that attracts and motivates management talent;

         9. Utilizing available relevant data, including internal and external compensation studies and surveys, to form the basis for its compensation policies;

         10. Achieving a balance between short-term pay and long-term incentives; and

         11. Preparing an annual report on executive compensation each year to shareholders that complies with the applicable proxy rules and regulations promulgated by the Securities and Exchange Commission to be included in the Company's proxy statement to shareholders.

In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Company's Board of Directors and the management of the Company.

MEETINGS

         The Committee will hold meetings as and when the Committee deems appropriate. Officers of the Company may attend any meeting of the Committee except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee.

MINUTES AND REPORTS

         Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee will report to the Board from time to time or whenever so requested by the Board.

RESOURCES

         The Committee has the sole authority to retain and terminate compensation and benefits consultants and other advisors, including legal counsel, to provide independent advice to the Committee regarding current or proposed executive compensation and employee benefit programs. The Committee's authority shall include sole authority to approve the compensation of these consultants and advisors and other retention terms.

                                                                      APPENDIX B

                        EMPIRE FINANCIAL HOLDING COMPANY

                             CODE OF ETHICAL CONDUCT

                           (EFFECTIVE AS OF JULY 2003)

TO ALL EMPIRE EMPLOYEES:
________________________________________________________________________________

At Empire, we are committed to conducting our business with integrity. This Code of Ethical Conduct is a guide for every Company employee in applying legal and ethical practices to their everyday work. The Code describes not only our standards of integrity but also some of the specific principles and areas of the law that are most likely to affect us.

There is no quality more important than integrity. This applies to a business just as it does to an individual. Integrity is a core value in our Code of Ethical Conduct.

Empire is a good corporate citizen not just because we comply with the law, but because our employees are also expected to act according to our ethical principles. We are committed to going beyond mere compliance - beyond simply "doing things right." We aspire to "do the right thing" by being faithful to and executing the principles and guidelines cited in this Code of Ethical Conduct and to act in ways that exceed the minimum standards set by law. Each of us is personally responsible for meeting this obligation.

Certain situations may arise that are not covered in our Code of Ethical Conduct. IF YOU HAVE ANY QUESTIONS CONCERNING THE LEGALITY OR PROPRIETY OF AN ACTION, OR THE MEANING OF THE CODE, YOU SHOULD CONTACT (1) YOUR IMMEDIATE SUPERVISOR, (2) GEORGE R. CUPPLES, OUR COMPLIANCE OFFICER, OR (3) PHILLIP J. KUSHNER OF GREENBERG TRAURIG, P.A., OUR OUTSIDE COUNSEL, AT 214-665-9515.

Compliance with the law and honesty and integrity in our dealings with others are not to be sacrificed in the name of profits. We do not and will not condone any such action. We will attain our success through compliance with the law, dealings evidencing fairness and integrity and a commitment to quality. We expect your wholehearted support of these Company values and principles.

You will discover that many of the guidelines in this Code of Ethical Conduct are simple common sense and good business practice; others reflect our desire to emphasize integrity and compliance with the law. Our business mission will only be successful if every Empire employee follows this Code.

________________________________________________________________________________

This Code of Ethical Conduct is a summary of Empire business practice policies and guidelines, which must be followed as a condition of employment.
________________________________________________________________________________

                                TABLE OF CONTENTS

                                                                            PAGE

I.       PURPOSE OF THE CODE OF ETHICAL CONDUCT / POLICY STATEMENT............1

II.      GENERAL POLICY REGARDING LAWS AND BUSINESS CONDUCT...................1

III.     ETHICAL BUSINESS PRACTICES...........................................2

           Marketing, Negotiations and Contract Performance...................2

           Cost and Pricing Data..............................................2

           Accuracy of Books and Records......................................2

           Labor and Other Charging...........................................2

           Fraud and Similar Irregularities...................................3

IV.      GIFTS, BUSINESS COURTESIES AND BRIBES................................3

V.       CONFLICTS OF INTEREST................................................4

VI.      USE OF EMPIRE ASSETS AND RESOURCES...................................5

VII.     CONFIDENTIAL INFORMATION.............................................6

VIII.    TRADE PRACTICES AND ANTITRUST COMPLIANCE.............................6

IX.      POLITICAL ACTIVITIES AND CONTRIBUTIONS...............................7

X.       IMPLEMENTATION.......................................................7

           Scope of Application...............................................7

           Communication Responsibilities.....................................7

           Potential Violations...............................................7

           Sanctions..........................................................8


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I.       PURPOSE OF THE CODE OF ETHICAL CONDUCT / POLICY STATEMENT

This Code of Ethical Conduct sets forth the standards for business conduct at Empire. It is intended to guide each employee in making business decisions to ensure that Empire achieves its mission and its commitment to integrity.

Empire strives to comply with all laws and regulations that are applicable to its business. Empire emphasizes good faith efforts to follow the spirit and intent of the law. Good business results do not justify a violation of business ethics, the law or regulations. Ethical business behavior should exist at a level well above what the law requires. Empire's reputation for integrity is one of its most valued assets and integrity is expected of all its employees.

Neither this Code of Ethical Conduct nor any book of rules can provide all the answers. An Empire employee must consider each situation carefully to ensure that he or she is acting ethically and in the best interest of the Company. Employees should consider whether their actions would withstand full examination by friends and associates or public disclosure in the press. If questions arise, employees should discuss the circumstances with our Compliance Officer or their immediate supervisor.

Each employee is responsible for adhering to the Code of Ethical Conduct as a condition of continued employment. However, compliance with the Code of Ethical Conduct shall in no way alter your employment-at-will status. In addition, employees in specialized areas, such as financing, must comply with their own functional policies and requirements.

Violations of the Code may result in sanctions imposed by Empire up to and including immediate termination of employment. Violations of the Code may also subject the individual employee to civil and criminal sanctions and shall be considered as an act outside the scope of your employment.

II.      GENERAL POLICY REGARDING LAWS AND BUSINESS CONDUCT

Empire operates within the bounds of the laws, rules and regulations that are relevant to our business. The rule of law is fundamental to civil society, the democratic process and the conduct of business in a dynamic global marketplace. However, today's market demands that companies meet higher standards, such that simply obeying the law is not enough. To achieve higher standards of behavior we need to make business decisions that are aligned with our ethical principles.

All Empire employees are expected to know and follow the law. Supervisors must ensure that employees understand the values and are informed of the requirements relating to their jobs. They must also be available to answer employee questions or concerns and to guide them to other Empire subject-matter experts when necessary. Empire's agents, including representatives and consultants, must be informed as well. There are serious consequences for failing to follow these laws - up to and including termination of employment. Laws and regulations are sometimes ambiguous and difficult to interpret. In such situations, contact our Compliance Officer for assistance.

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III.     ETHICAL BUSINESS PRACTICES

Our success in the marketplace is based on the quality of our products and services, the value our products and services provide our customers, the competence and honesty of our employees and honest sales presentations. Empire prospers only to the degree that we serve our customers well and treat them, our partners, teammates and competitors fairly and honestly. When we fail to negotiate, perform or market in good faith, we seriously damage our reputation and lose the loyalty of our customers.

Fair competition is the hallmark of our relationships. As a result, our business dealings will be frank and respectful and we strive to generate mutually advantageous, long-term relationships.

MARKETING, NEGOTIATIONS, AND CONTRACT PERFORMANCE

We are committed to providing truthful and accurate information about our products and services. Promotional materials will be honest and factual, not misleading or deceptive. Empire employees are expected to negotiate and execute agreements and transactions in an ethical and conscientious manner. We will always obtain proper approvals before deviating from a transaction, contract or other agreement.

Every day, individual tasks are completed successfully that meet or exceed our customers' expectations and fulfill our contractual obligations. Quality at Empire means doing the job right, on time, and always to the total satisfaction of the customer. Quality does not come from an "after-the-fact" repair job rather it is an attitude that results in doing our job right the first time, with concern for the highest ethical standards and personal integrity.

ACCURACY OF BOOKS AND RECORDS

Our reputation depends on the confidence others have in us, which is partly based on the accuracy of our written records and verbal statements. By demonstrating honesty in our accounting practices we generate trust with our shareholders and enhance our reputation. When we fail to record financial information accurately we severely damage our reputation, risk losing business and decrease customer and shareholder confidence.

We will only use Empire funds or assets for purposes that can be disclosed and recorded promptly and accurately in our books and records. We will not make false entries for any reason, nor will we alter documents or sign documents when we lack the proper authority to do so. We will not make or approve payments on behalf of Empire if they will not be used or might be used for something other than the stated purpose. Empire's financial books, records and statements will properly document all assets and liabilities, accurately reflect all Empire transactions, and will be retained in accordance with Empire's record retention policies and all relevant laws and regulations. No employee, agent, representative or customer should falsify a record to conceal facts or for any other reason. Empire follows generally accepted accounting principles and complies with Financial Accounting Standards Board regulations to provide a uniform basis for measuring, managing and reporting Empire's operations.

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FRAUD AND SIMILAR IRREGULARITIES

Empire prohibits fraud and has established procedures to be followed concerning the recognition, reporting and investigation of suspected fraud. Fraud includes, but is not limited to,

o  Dishonest or fraudulent acts;

o  Embezzlement;

o Forgery or alteration of negotiable instruments such as Empire checks and drafts;

o  Misappropriation of Empire, employee, customer or partner assets;

o  Personal use of cash, securities, supplies or any other Empire assets;

o  Unauthorized handling and reporting of Empire transactions; and

o Falsification of Empire records or financial statements for personal or other reasons.

ANY EMPLOYEE OR AGENT WHO SUSPECTS THAT ANY FRAUDULENT ACTIVITY MAY HAVE OCCURRED SHOULD REPORT SUCH CONCERN TO GEORGE R. CUPPLES, OUR COMPLIANCE OFFICER, OR PHILLIP J. KUSHNER OF GREENBERG TRAURIG, OUR OUTSIDE COUNSEL, AT 215-665-9515.

IV.      GIFTS, BUSINESS COURTESIES AND BRIBES

To maintain trust in our business relationships, we must always act with integrity. We must steer clear of giving or receiving gifts that are intended to influence, or appear to influence, business decisions. When we accept or give such gifts it can undermine customer relationships, hurt our reputation and put Empire in legal jeopardy.

Empire recognizes that gifts, gratuities and other business courtesies may occasionally be appropriate in building and maintaining business relationships with customers, suppliers and other shareholders. However, our employees, representatives and agents must avoid even the perception of favorable treatment or the appearance of impropriety when offering or accepting any item of value in conducting our business.

When considering whether to accept or offer a gift, gratuity or other business courtesy, Empire employees are expected use moderation and prudent judgment. Begin by assuring yourself that any offer you would make or courtesy that you would accept would leave you feeling comfortable if known by your manager, coworker, family member or the public. In other words, you must refrain from accepting gifts or business courtesies that could be perceived as affecting your objectivity or influencing your decisions. If the "right thing to do" is not obvious, seek guidance from your supervisor or the Compliance Officer. In addition, each Empire employee should promptly advise his or her immediate supervisor upon receipt of any cash gift from an Empire customer or other business partner or upon the receipt of any gift (other than customary business meals) with a value of more than $100.

A number of laws and regulations, including the Anti-Kickback Act and the Foreign Corrupt Practices Act have been created to ensure that business decisions are free from unfair influence. Bribes and other corrupt offers not only violate Empire policy, they are illegal. When dealing with government

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customers or officials, whether domestic or international, we must be especially mindful because these laws and regulations have been put in place to protect the public's interests. Any offer of money or gifts intended to influence a business decision should be reported to your supervisor or the Compliance Officer.

V.       CONFLICTS OF INTEREST

Integrity in a business relationship means that all participants are working together for the common good and are not making decisions based on self-interest. When we act with integrity, we earn trust and build long-term customer relationships. When we act, or appear to be acting in our own self-interest, we lose trust and damage our reputation.

Empire expects that our business will be conducted free from any actual or potential conflict that might arise when one's loyalty is split between personal interests and those of Empire. Judgment can be affected in any transaction or relationship where an individual might find that Empire's interest competes with his or her own. Empire wants loyalty to come easily and we will work together to resolve disclosed conflicts in a mutually satisfactory manner. Our customers can expect to be dealt with fairly and impartially, free from any conflicting interests.

Empire employees have a duty to avoid financial, business or other relationships that might interfere with this commitment. Each of us will scrupulously avoid even the appearance of a conflict between personal interests and those of Empire in matters of importance to Empire's business and we expect those with whom we deal to support us in this endeavor.

You must disclose any matter that casts doubt on your ability to act objectively and in Empire's best interest. Employees, representatives and agents of Empire who may have an actual or potential conflict should report all pertinent details in writing to their supervisor or the Compliance Officer.

Any of the following situations could present a conflict of interest and should be disclosed:

o Ownership of, or substantial interest in, a company that is a competitor of or does business with Empire.

o Employment by a competitor or any organization that does business with Empire, regardless of the nature of the employment, while also employed by Empire.

o Placement of business with a firm in which an employee or close family member has a substantial ownership or management interest.

o Acting independently as a consultant to an Empire customer or other business partner.

o  As more fully described in Section IV above, acceptance of anything of value
   - such as gifts, discounts or compensation - from an individual or entity that does or seeks to do business with Empire.

o Employing or discussing employment with current or former government employees, or using them as consultants or subcontractors in violation of relevant law or regulation.

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o  Hiring friends or relatives to work directly for you at Empire, especially when you have control or influence over their work assignments, compensation or promotion opportunities.

VI.      USE OF EMPIRE ASSETS AND RESOURCES

Effective use of our resources is critical to our bottom line. When we use Empire resources wisely, we demonstrate our efficiency. When we waste our resources, we increase costs and reduce productivity.

Our employees should demonstrate good judgment and discretion when utilizing Empire or customer-owned resources. Such resources include computers, computer programs, telephones, Internet access, electronic mail (e-mail), voice mail, reproduction equipment, facsimile systems, operational materials, vehicles, and other equipment and facilities. Likewise, we will exercise prudence in our expenditures, pursuing best value and return on our investments.

Employees must use Empire or customer-owned assets first and foremost for business purposes and to advance Empire's strategic objectives. However, occasional limited personal use may occur when it does not compromise Empire's interests. Each of us is responsible for safeguarding these assets. We must never borrow or remove them from Empire's premises without proper authorization and always remain mindful not to deplete their value, add significant cost for Empire or use them in a manner that adversely affects Empire's reputation.

When using Empire's assets for personal reasons, follow these guidelines:

o Do not sell, loan, give away or dispose of Empire materials, designs, ideas, data or other property without proper authorization. Any improper transfer of Empire property, even though it may not be apparent that an employee has personally gained by such action, constitutes unacceptable conduct.

o Limit the time spent to reasonable duration and frequency. Such time should always be incidental to your workday and never charged to Empire or a customer. Use must not interfere with or adversely affect your job performance or that of any other person or organizational requirements.

o Do not use Empire assets in support of a personal business, consulting effort, or similar private venture, or to support the business of another company or firm, outside fund raising activity, political activity or lobbying.

o Do not use Empire assets to support any illegal or other purpose that could cause embarrassment to Empire or otherwise adversely effect its interests.

o Do not use Empire assets to be disruptive or offensive (e.g., involving sexually explicit materials, or materials that are discriminatory, hateful or threatening) to others.

o When unsure of what constitutes appropriate use of Empire assets, talk to your supervisor or the Compliance Officer.

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VII.     CONFIDENTIAL INFORMATION

The protection of the confidential business information and trade secrets of Empire and its customers is vital to the interests and the success of Empire. Such confidential information includes, but is not limited to, the following examples:

         o  compensation data of other employees;
         o  computer programs and codes;
         o  customer lists;
         o  financial information;
         o  labor relations strategies;
         o  new materials research;
         o  pending projects and proposals;
         o  proprietary production processes;
         o  research and development strategies;
         o  technological data; and
         o  technological prototypes.

All employees may be required to sign a non-disclosure agreement as a condition of employment. Employees who improperly use or disclose trade secrets or confidential business information will be subject to disciplinary action, up to and including termination of employment, even if they do not actually benefit from the disclosed information.

VIII.    TRADE PRACTICES AND ANTITRUST COMPLIANCE

Empire promotes free trade and fair business practices. Maintaining a level playing field in the course of doing business fosters fair play, promotes healthy competition and contributes to keeping the global marketplace dynamic and robust. When a company has an unfair advantage in the marketplace, competition is stifled and customers are negatively affected.

Prohibited "restraint of trade" practices that violate antitrust laws generally include:

o  Agreements and understandings among competitors to fix or control prices;

o  Boycotts of specified customers;

o  Efforts to misrepresent, disparage or harass competitors;

o  Coordinating with competitors to allocate customers;

o Limitations on the production or sale of products or services for anticompetitive purposes;

o  Contracts or other arrangements that involve exclusive dealing;

o Tying arrangements (i.e. conditioning sales of products or services on the condition that the customer purchase other products or services);

o  Price discrimination; and

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o  Other restrictive terms of sale as between customers.

Empire employees must not engage in any discussion with representatives of other companies or agencies regarding possible "restraint of trade" activities. You must report to the Compliance Officer any such discussion initiated by any customer or potential customer. Violations of U.S. antitrust laws or regulations can subject both Empire and the employee to severe criminal and civil penalties and fines.

IX.      POLITICAL ACTIVITIES AND CONTRIBUTIONS

It is Empire's policy that no corporate funds may be used to make political contributions of any kind to any candidate or political party. This prohibition covers not only direct contributions but also indirect assistance or support of candidates or political parties through the purchase of tickets to special dinners or other fund-raising events as well as the furnishing of any other goods, services or equipment to political parties or committees. However, the policy does not prohibit the formation of a Political Action Committee sponsored by Empire to the extent that federal and state law permits it. Political contributions or activities by individuals on their own behalf are, of course, permissible. Empire will not reimburse any person directly or indirectly for any political contribution or for the cost of attending any political event.

X.       IMPLEMENTATION

SCOPE OF APPLICATION

The Code of Ethical Conduct applies to all employees of Empire. As a condition of employment every employee will affirm in writing that he or she will abide by the Code of Ethical Conduct. In addition, a Reaffirmation Statement for the Code will be circulated annually to each officer, director, and manager who will confirm in writing his or her personal compliance and that the necessary steps have been taken to ensure that employees under his or her supervision understand and will comply with this Code.

COMMUNICATION RESPONSIBILITIES

Senior management should always be informed of matters that in any way could damage Empire's reputation. Failure to disclose such matters may be interpreted, wrongly, as an indication that Empire policies and rules are to be ignored. ACCORDINGLY, ANY EMPLOYEE WHO DISCOVERS EVENTS OF A QUESTIONABLE, FRAUDULENT OR ILLEGAL NATURE THAT COULD POTENTIALLY VIOLATE THIS CODE SHOULD PROMPTLY DISCUSS THEM WITH (1) HIS OR HER SUPERVISOR, (2) GEORGE R. CUPPLES, EMPIRE'S COMPLIANCE OFFICER OR (3) PHILLIP J. KUSHNER OF GREENBERG TRAURIG, P.A., OUR OUTSIDE COUNSEL, AT 214-665-9515. Likewise, no information may be concealed from internal or independent external auditors.

POTENTIAL VIOLATIONS

The Compliance Officer is responsible for investigating potential violations of the Code of Ethical Conduct. Any substantive instances or matters called to his or her attention will be reported to the Board of Directors. A record of all communication and investigations will be retained on file for five years.

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SANCTIONS

Violations of the Code of Ethical Conduct may result in sanctions up to and including termination of the employment relationship.




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